STATE OF ARKANSAS



                       SECRETARY [GRAPHIC OMITTED] OF STATE

                                CHARLIE DANIELS
                               SECRETARY OF STATE


     To All to Whom These Presents Shall Come, Greetings:

          I, Charlie .Daniels, Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

                            Articles OF ORGANIZATION

                                       OF

                             MW LAND DEVELOPMENT LLC

                              filed in this office

                               February 18, 2004







                                                    In TESTIMONY Whereof, I have
                                                    hereunto  set  my  hand  and
                                                    affixed  my  officiai   Seal
                                                    Done  at roy  office  in the
                                                    City of  Little  Rock,  this
                                                    18th day of February 2004,


[GRAPHIC OMITTED]

                                                             /s/ Charlie Daniels
                                                 -------------------------------
                                                              Secretary of State




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  CORPORATE NAME:  MW Land Development LLC

  CONTACT PERSON:  G. Robert Hardin

                :  410 West Third Street, Suite 200
            CITY:  Little Rock
           STATE:  AR               ZIP:  72201-

TELEPHONE NUMBER:  501-378-7900


                   G. Robert Hardin

SIGNATURE OF INCORPORATOR, OFFICER OR AGENT FOR THE CORPORATION

The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability
Company:

      FIRST:   THE NAME OF THE LIMITED LIABILITY COMPANY IS:
               MW Land Development LLC

               Must contain the words "Limited Liability Company," "Limited Company," or the abbreviation "L.L.C," "L.C.," "LLC," or "LC." The word "Limited" may be abbreviated as "Ltd.", and the "Company" may be abbreviated as "Co." Companies which perform Professional Service MUST additionally contain the words "Professional Limited Liability Company," "Professional Limited Company," or the abbreviations "P.L.L.C.," "P.L.C.," "PLLC," or "PLC" and may not contain the name of the person who is not a member except that of a deceased member. The word "Limited" may be abbreviated as "Ltd." and the word "Company" may be abbreviated as "Co."


     SECOND: ADDRESS OF REGISTERED OFFICE OF THE LIMITED LIABILITY COMPANY WHICH MAY BE, BUT NEED NOT BE, THE PLACE OF BUSINESS SHALL BE:
               STREET ADDRESS:    410 West Third Street, Suite 200
                          CITY:   Little Rock
                         STATE:   AR            ZIP:  72201-


      THIRD: THE NAME OF THE REGISTERED AGENT AND THE PHYSICAL BUSINESS ADDRESS OF SAID AGENT SHALL BE:
                          NAME: G. Robert Hardin
                STREET ADDRESS: 410 West Third Street, Suite 200
                          CITY:    Little Rock
                         STATE:    AR           ZIP:      72201-


     FOURTH: IF THE MANAGEMENT OF THIS COMPANY IS VESTED IN A MANAGER OR MANAGERS, A STATEMENT TO THAT EFFECT MUST BE INCLUDED IN THE SPACE PROVIDED OR BY ATTACHMENT:

               The management of this company is vested in a manager or managers.

               THE NAME OF THE PERSON(S) AUTHORIZED TO EXECUTE THIS
               DOCUMENT:
               NAME 1:  G. Robert Hardin
               NAME 2:
               NAME 3:


                SIGNATURE OF AUTHORIZED MANAGER, MEMBER OR PERSON
                FORMING THIS COMPANY:


                G. ROBERT HARDIN